Crawford & Company Second Quarter 2012 Earnings Conference Call August 6, 2012

Crawford & Company FORWARD-LOOKING STATEMENTS, SEGMENT OPERATING EARNINGS, AND ADDITIONAL INFORMATION 2  Forward-looking statements –This presentation contains forward-looking statements, including statements about the future financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not statements of historical fact may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company’s present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. Results for any interim period presented herein are not necessarily indicative of results to be expected for the full year or for any other future period. For further information regarding Crawford & Company, and the risks and uncertainties involved in forward-looking statements, please read Crawford & Company’s reports filed with the United States Securities and Exchange Commission and available at www.sec.gov or in the Investor Relations section of Crawford & Company’s website at www.crawfordandcompany.com.  Revenues Before Reimbursements (“Revenues”) –Revenues Before Reimbursements are referred to as “Revenues” in both consolidated and segment charts, bullets and tables throughout this presentation.  Segment Operating Earnings –Under the Financial Accounting Standards Board’s Accounting Standards Codification Topic 280, “Segment Reporting,” the Company has defined segment operating earnings as the primary measure used by the Company to evaluate the results of each of its four operating segments. Segment operating earnings exclude income taxes, interest expense, amortization of customer-relationship intangible assets, stock option expense, earnings or loss attributable to non-controlling interests, certain unallocated corporate and shared costs, and special charges and credits.  Earnings Per Share –In certain periods, the Company has paid a higher dividend on CRDA than on CRDB. This may result in a different earnings per share ("EPS") for each class of stock due to the two-class method of computing EPS as required by the guidance in Accounting Standards Codification Topic 260 - "Earnings Per Share". The two-class method is an earnings allocation method under which EPS is calculated for each class of common stock considering both dividends declared and participation rights in undistributed earnings as if all such earnings had been distributed during the period. Further references to EPS in this presentation will generally be only for CRDB, as that is the more dilutive measure.  Non-GAAP Financial Information –For additional information about certain non-GAAP financial information presented herein, see the Appendix following this presentation.

Crawford & Company Market Leading Global Businesses The world’s largest fully-integrated independent provider of global claims management solutions 3 EMEA-A/P Americas Broadspire Legal Settlement Administration Serves the U.K., European, Middle Eastern, African and Asia Pacific markets Serves the U.S., Canadian and Latin American markets Serves large national accounts, carriers and self- insured entities Provides administration for class action settlements and bankruptcy matters

Today’s Agenda Welcome and Opening Comments Second Quarter 2012 Financial Review Second Quarter 2012 Operational Review Guidance and Future Operational Focus

Crawford & Company Second Quarter 2012 Business Summary $280 $290 $300 $310 2Q 2012 2Q 2011 Revenues ($ in millions) 5 Continued improvement in Broadspire performance Legal Settlement Administration awarded responsibility for Deepwater Horizon class action settlement Share repurchase program initiated for CRDA and CRDB shares Weather events in Australia and Thailand drove EMEA/AP results Added new executive management team members $0 $3 $6 $9 $12 $15 2Q 2012 2Q 2011 Net Income* ($ in millions) * Attributable to Shareholders of Crawford & Company

Second Quarter 2012 Financial Review

Crawford & Company Second Quarter 2012 Financials 7 Crawford & Company Income Statement Highlights Unaudited ($ in thousands, except per share amounts and percentages) Three Months Ended June 30, 2012 2011 % Change Revenues $293,847 $291,713 1% Costs of Services 212,537 210,773 1% Selling, General, and Administrative Expenses 59,077 57,163 3% Corporate Interest Expense, Net 2,387 4,118 -42% Special Charges 1,571 - nm Total Costs and Expenses 275,572 272,054 1% Income Before Income Taxes 18,275 19,659 -7% Provision for Income Taxes 7,583 6,005 26% Net Income 10,692 13,654 -22% Less: Net Income Attributable to Noncontrolling Interests 267 185 44% Net Income Attributable to Shareholders of Crawford & Company $10,425 $13,469 -23% Earnings Per Share - Diluted Class A Common Stock $0.19 $0.25 -24% Class B Common Stock $0.18 $0.25 -28% Cash Dividends per Share: Class A Common Stock $0.03 $0.02 50% Class B Common Stock $0.02 $0.02 0% nm=not meaningful

Crawford & Company Second Quarter 2012 Financials 8 Summary Results: Americas Unaudited ($ in thousands) For the quarters ended June 30,  Weak revenue continued into the 2012 second quarter  Exchange rate impact was negligible during the quarter $0 $20 $40 $60 $80 $100 $120 2Q 2012 2Q 2011 Revenues ($ in millions) $0 $2 $4 $6 $8 $10 $12 2Q 2012 2Q 2011 95.7 77.6 10.2 1.4 Operating Earnings ($ in millions) *At 2011 average FX rates **At 2012 average FX rates Pro Forma 2012/2011 2012* 2012** 2011 % Change Revenues 79,145$ 77,575$ 95,732$ -19.0% Total Operating Expenses 77,874 76,168 85,537 -11.0% Operating Earnings 1,271$ 1,407$ 10,195$ -86.2% Operating Margin 1.6% 1.8% 10.6%

Crawford & Company Second Quarter 2012 Financials 9 Summary Results: Catastrophe (CAT) activity Unaudited For the quarters ended June 30, 2012 and 2011  CAT revenues of $5.5 million in second quarter of 2012 compared with $10.0 million in 2011 period  CAT cases numbered 7,500 in the second quarter of 2012 compared with 15,100 in the second quarter of 2011  Volumes reflect mild weather in the U.S. in the first half of 2012 $0 $2 $4 $6 $8 $10 $12 2Q 2012 2Q 2011 Revenues ($ in millions) 0 4 8 12 16 2Q 2012 2Q 2011 Catastrophe Cases (in thousands) 10.0 5.5 15.1 7.5

Crawford & Company Second Quarter 2012 Financials 10 Summary Results: EMEA/AP Unaudited ($ in thousands) For the quarters ended June 30,  Revenue grew quarter over quarter largely due to Asia- Pacific and CEMEA  Effect of exchange rate was insignificant in the 2012 quarter $80 $85 $90 $95 2Q 2012 2Q 2011 Revenues ($ in millions) $0 $2 $4 $6 $8 $10 $12 $14 2Q 2012 2Q 2011 Operating Earnings ($ in millions) 87.3 93.8 7.6 11.8 *At 2011 average FX rates **At 2012 average FX rates Pro Forma 2012/2011 2012* 2012** 2011 % Change Revenues 95,191$ 93,820$ 87,271$ 7.5% Total Operating Expenses 83,286 82,063 79,644 3.0% Operating Earnings 11,905$ 11,757$ 7,627$ 54.1% Operating Margin 12.5% 12.5% 8.7%

Crawford & Company Second Quarter 2012 Financials 11 Summary Results: Broadspire Unaudited ($ in thousands) For the quarters ended June 30,  Revenue increase reflects strong Medical Management contribution and positive workers’ compensation claims trend  Cost control remains key focus $45 $50 $55 $60 $65 2Q 2012 2Q 2011 Revenues ($ in millions) -$4 -$3 -$2 -$1 2Q 2012 2Q 2011 57.9 60.0 (3.1) (0.3) Operating Loss ($ in millions) 2012 2011 % Change Revenues 59,964$ 57,910$ 3.5% Total Operating Expenses 60,302 61,009 -1.2% Operating Loss (338)$ (3,099)$ -89.1% Operating Margin -0.6% -5.4%

Crawford & Company Second Quarter 2012 Financials 12 Summary Results: Legal Settlement Administration Unaudited ($ in thousands) For the quarters ended June 30, $30 $35 $40 $45 $50 $55 $60 $65 2Q 2012 2Q 2011 Revenues ($ in millions) $10 $12 $14 $16 $18 2Q 2012 2Q 2011 Operating Earnings ($ in Millions) 50.8 62.5 14.8 15.8  Revenue and operating earnings reflect the Deepwater Horizon class action project  Backlog at quarter end of $73 million compared with $75.2 million a year ago 2012 2011 % Change Revenues 62,488$ 50,800$ 23.0% Total Operating Expenses 46,696 36,042 29.6% Operating Earnings 15,792$ 14,758$ 7.0% Operating Margin 25.3% 29.1%

Crawford & Company Second Quarter 2012 Financials 13 Crawford & Company Balance Sheet Highlights Unaudited ($ in thousands, except per share amounts and percentages) June 30, December 31 2012 2011 Change Cash and cash equivalents $45,655 $77,613 ($31,958) Accounts receivable, net 185,434 161,543 23,891 Unbilled revenues, net 133,321 107,494 25,827 Total receivables 318,755 269,037 49,718 Goodwill 130,756 131,246 (490) Deferred revenues, net 81,000 80,792 208 Pension liabilities 123,306 133,995 (10,689) Current portion of long-term debt, capital leases and short-term borrowings 21,460 2,204 19,256 Long-term debt, less current portion 209,643 211,983 (2,340) Total debt 231,103 214,187 16,916 Total stockholders' equity attributable to Crawford & Company 149,665 133,472 16,193 Net debt* 185,448 136,574 48,874 *Net debt is defined by the Company as long-term debt, capital leases and short-term borrowings, net of cash and cash equivalents.

Crawford & Company Second Quarter 2012 Financials 14 Crawford & Company Operating and Free Cash Flow Unaudited ($ in thousands, except per share amounts and percentages) For the year-to-date periods ended June 30, 2012 2011 Variance Net Income Attributable to Shareholders of Crawford & Company $16,490 $25,616 ($9,126) Plus: Depreciation and Other Non-Cash Operating Items 17,585 17,339 246 Less: Unbilled and Billed Receivables Change (51,732) (41,260) (10,472) Less: Other Working Capital Change (4,232) (14,901) 10,669 Less: U.S. Pension Contributions (4,556) (20,000) 15,444 Operating Cash Flow (26,445) (33,206) 6,761 L ss: Property & Equipment Purchases, net (8,302) (6,175) (2,127) Less: Capitalized Software (internal and external costs) (8,285) (5,766) (2,519) Less: Mandatory Principal Payments - (1,300) 1,300 Free Cash Flow ($43,032) ($46,447) $3,415

Second Quarter 2012 Operational Review

Crawford & Company Second Quarter Operational Review 16 Second Quarter Business Drivers $250 $255 $260 $265 $270 $275 $280 $285 $290 $295 $300 2Q 2012 1Q 2012 4Q 2011 3Q 2011 2Q 2011 Revenues ($ in millions) 260 270 280 290 300 310 320 330 340 350 2Q 2012 1Q 2012 4Q 2011 3Q 2011 2Q 2011 Cases Received (In thousands)  Strong performance in EMEA/AP driven by Thailand flood losses  Legal Settlement Administration awarded Deepwater Horizon class action project  Continued improvement in Broadspire  Consolidated cases increased over the 2012 first quarter  Absence of catastrophic events and mild winter negatively affected claims activity in the Americas

Crawford & Company Second Quarter Operational Review 17 Americas $0 $10 $20 $30 $40 $50 $60 U.S. Canada Latin America Revenues by Geographic Region ($ in millions) U.S. Property and Casualty Weak industry-wide claims volumes Continued expansion of Global Technical Services and Contractor Connection Canada Lack of weather-related claims Emphasis on cost control and new business development Expansion of Contractor Connection Latin America & Caribbean Revenues declined in second quarter in Brazil 2Q 2012 vs. 2Q 2011 0 20 40 60 80 100 120 140 U.S. Canada Latin America Americas Cases Received (In thousands)

Crawford & Company Second Quarter Operational Review 18 EMEA/AP $0 $5 $10 $15 $20 $25 $30 $35 $40 $45 U.K. CEMEA Asia-Pacific Revenues by Geographic Region ($ in millions) U.K. New business acquisition continues in U.K., despite marketwide reduction in claims frequency Increased recruitment of Global Technical Services adjusters continues Operational efficiencies being implemented through a restructuring of management CEMEA Claims volume increased in second quarter Focus on improving operating performance Asia-Pacific Catastrophe revenues drove revenue and increased claims activity in Thailand and Australia 0 10 20 30 40 50 60 U.K. CEMEA Asia-Pacific EMEA/AP Cases Received (In thousands) 2Q 2012 vs. 2Q 2011

Crawford & Company Second Quarter Operational Review 19 Broadspire $0 $5 $10 $15 $20 $25 $30 $35 Workers' Comp. Medical Mgmt. Risk Mgmt. Info. Svcs. Revenues by Service Line ($ in millions)  Worker’s Compensation claims volume improved 16% over prior year second quarter  New client wins remained strong  Cost management initiatives continued  Stabilization of revenues through customer retention continues as a priority  Segment is projected to deliver an operating profit in the second half of 2012 0 5 10 15 20 25 30 35 40 45 Workers' Comp. Casualty Other Broadspire Cases Received (In thousands) 2Q 2012 vs. 2Q 2011

Crawford & Company Second Quarter Operational Review 20 Legal Settlement Administration $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 2Q 2012 2Q 2011 Backlog ($ in millions)  Deepwater Horizon class action project drove results  New business wins continue in both class action and bankruptcy space  Backlog at $73.0 million

Crawford & Company 2012 Guidance 21 Crawford’s business is dependent, to a significant extent, on case volumes. The Company cannot predict the future trend of case volumes for a number of reasons, including the fact that the frequency and severity of weather-related claims and the occurrence of natural and man-made disasters, which are a significant source of claims and revenue for the Company, are generally not subject to accurate forecasting. Crawford & Company is increasing full year 2012 guidance as follows: Consolidated revenues before reimbursements between $1.05 and $1.08 billion Consolidated operating earnings between $74.5 and $82.0 million Consolidated cash provided by operating activities between $35.0 and $40.0 million After reflecting stock option expense, net corporate interest expense, customer-relationship intangible asset amortization expense, special charges and income taxes, net income attributable to shareholders of Crawford & Company on a GAAP basis between $32.5 and $37.5 million, or $0.56 to $0.66 diluted earnings per CRDB share

Crawford & Company Operational Focus 22  Bring Broadspire and the Americas to an acceptable earnings profile  Continue to grow revenue and operating earnings  Capitalize on global opportunities  Enhance shareholder returns

Second Quarter 2012 Appendix

Crawford & Company Appendix: Non-GAAP Financial Information 24 Measurements of financial performance not calculated in accordance with GAAP should be considered as supplements to, and not substitutes for, performance measurements calculated or derived in accordance with GAAP. Any such measures are not necessarily comparable to other similarly-titled measurements employed by other companies. Reimbursements for Out-of-Pocket Expenses In the normal course of our business, our operating segments incur certain out-of-pocket expenses that are thereafter reimbursed by our clients. Under GAAP, these out-of-pocket expenses and associated reimbursements are required to be included when reporting expenses and revenues, respectively, in our consolidated results of operations. In this presentation, we do not believe it is informative to include the GAAP-required gross up of our revenues and expenses for these pass-through reimbursed expenses. The amounts of reimbursed expenses and related revenues offset each other in our consolidated results of operations with no impact to our net income or operating earnings (loss). Unless noted in this presentation, revenue and expense amounts exclude reimbursements for out-of-pocket expenses. Net debt Net debt is computed as the sum of long-term debt, capital leases and short-term borrowings less cash and cash equivalents. Management believes that net debt is useful because it provides investors with an estimate of what the Company’s debt would be if all available cash was used to pay down the debt of the Company. The measure is not meant to imply that management plans to use all available cash to pay down debt. Deferred Revenues, net Deferred Revenues, net is computed as the sum of the current and noncurrent deferred revenues as reported on our Consolidated Balance Sheets less the sum of the current receivable held in trust to be released to us as payment to service these revenues. The current receivable held in trust is reported as a component of Accounts Receivable in our Consolidated Balance Sheets. The funds represented by the amount of the receivable held in trust are released to the Company over time to partially offset the costs of servicing the deferred revenues. Management believes that subtracting the receivable held in trust from deferred revenues provides investors with a snapshot of what the net cash costs will be to service the deferred revenues in the future. Free Cash Flow Management believes free cash flow is useful to investors as it presents the amount of cash the Company has generated that can be used for other purposes, including additional contributions to the Company’s defined benefit pension plans, discretionary prepayments of outstanding borrowings under our credit agreement, and return of capital to shareholders, among other purposes. It does not represent the residual cash flow of the Company available for discretionary expenditures.

Crawford & Company Reconciliation of Non-GAAP Items 25 Crawford & Company Unaudited ($ in thousands) June 30, December 31, 2012 2011 Deferred Revenues, Net Deferred revenues, current 53,788$ 53,844$ Deferred revenues, noncurrent 27,214 27,856 Total deferred revenues 81,002 81,700 Less: Receivable held in trust included in accounts receivable 2 908 Deferred revenues, net 81,000$ 80,792$ Net Debt Short-term borrowings 21,305$ 1,794$ Current installments of long-term debt and capital leases 155 410 Long-term debt and capital leases, less current installments 209,643 211,983 Total debt 231,103 214,187 Less: Cash and cash equivalents 45,655 77,613 Net debt 185,448$ 136,574$ Three Months Ended Three Months Ended June 30, June 30, 2012 2011 Revenues Before Reimbursements Total Revenues 319,016$ 314,082$ Reimbursements (25,169) (22,369) Revenues Before Reimbursements 293,847$ 291,713$ Costs of Services Before Reimbursements Total Costs of Services 237,706$ 233,142$ Reimbursements (25,169) (22,369) Costs of Services Before Reimbursements 212,537$ 210,773$

Crawford & Company Reconciliation of Non-GAAP Items 26 Crawford & Company Unaudited ($ in thousands) 2Q 2011 3Q 2011 4Q 2011 1Q 2012 2Q 2012 Revenues Before Reimbursements Total Revenu s 314$ 308$ 285$ 287$ 319$ Reimburs ments (22) (25) (19) (19) (25) evenues Before Reimbursements 292$ 283$ 266$ 268$ 294$